Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-124780 of Southern Company on Form S-8 of our report dated June 26, 2006, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2005.

/s/Deloitte & Touche LLP

June 26, 2006